Exhibit 10.3
UFOOD RESTAURANT GROUP, INC.
SUBSCRIPTION AND EXCHANGE AGREEMENT

UFood Restaurant Group, Inc.	Name:
255 Washington Street
Newton, MA 02458
Attention: Irma Norton
Ladies and Gentlemen
1.
Subscription and Exchange. The undersigned (the “Investor”) subscribes for and agrees to purchase that number of shares (each, a “Preferred Share,” and referred to in the plural as the “Preferred Shares”) of Series A 8% Redeemable Convertible Preferred Stock, $.0001 par value per share (the “Preferred Stock”), of UFood Restaurant Group, Inc., a Nevada corporation (the “Company”), as equals the quotient of (i) the “Amount of Indebtedness for Exchange” indicated above, divided by (ii) $100, rounded to the nearest whole Preferred Share, in exchange for and in consideration of the cancellation by the Investor of the Company’s indebtedness to the Investor under one or more 8% Senior Secured Convertible Debentures (the “Debentures”) in a principal amount equal to the “Amount of Indebtedness for Exchange” set forth above. The Investor acknowledges that upon acceptance of this subscription and exchange, any accrued an unpaid interest under the Debentures shall be paid to the Investor by the Company is registered shares (the “Common Shares” and together with the Preferred Shares, the “Shares”) of its common stock, $.0001 par value per share (“Common Stock”) based on the average closing bid prices of the Common Stock for the five trading days immediately prior to the closing date of this subscription and exchange. The Investor further acknowledges that this subscription and exchange: (i) is irrevocable; (ii) is subject to acceptance by the Company and may be accepted or rejected in whole or in part by the Company in its sole discretion; (iii) must be received by the Company no later than August 31, 2010 (unless extended by the Company at its discretion until October 29, 2010); and (iv) will not be accepted by the Company unless (A) the holders of at least 80% of the outstanding principal amount of all debentures issued by the Company elect to exchange such debentures for Preferred Stock or otherwise approve of the debenture exchange (the “Exchange Offering”), provided, that at least 50% of the outstanding principal amount of all debentures issued by the Company elect to exchange such debentures for Preferred Stock, and (B) the Company receives gross proceeds of at least $2,500,000 from a concurrent private placement of Series B 8% Redeemable Convertible Preferred Stock, $.0001 par value per share, of the Company (the “Private Placement”). The Investor has delivered to the Company a fully completed and executed Investor Questionnaire. The Investor Questionnaire in an integral part of this Subscription and Exchange Agreement and shall be deemed incorporated by reference herein. The Investor has also delivered the original Debenture(s) to the Company with this Subscription and Exchange Agreement.

2.	Representations and Warranties of the Investor. To induce the Company to accept this subscription and exchange, the Investor represents and warrants as follows:
(a)	Authorization. The Investor has full power and authority to execute, deliver, and perform the Investor’s obligations under this Subscription and Exchange Agreement and to own the Shares.

(b)
Enforceability. This Subscription and Exchange Agreement has been duly executed and delivered by the Investor, and, upon its execution by the Company, shall constitute the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

(c)
No Violations. The execution, delivery and performance of this Subscription and Exchange Agreement by the Investor do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any material instrument or agreement to which the Investor is a party or by which the Investor or the Investor’s properties may be bound or affected.

(d)
Purchase Entirely for Own Account. The Shares are being purchased by the Investor for investment for the Investor’s own account and not with a view to the distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the Shares in a manner contrary to the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws.

(e)
Disclosure of Information; Due Diligence. The Investor has had an opportunity to ask questions of and receive answers from the Company’s management regarding the Company and the terms and conditions of the offering of the Shares hereunder and to obtain additional information necessary to verify the accuracy of the information supplied or to which the Investor had access. Without limiting the foregoing, the Investor has reviewed the following documents provided by the Company: (i) Letter to Debenture Holders; (ii) Disclosure Statement; and (iii) Certificate of Designation of Preferences, Rights and Limitations of Series A 8% Redeemable Convertible Preferred Stock.

(f)
Investment Experience; Accredited Investor Status. The Investor is and has experience as an investor in securities of companies, and acknowledges that Shares to be purchased hereunder are speculative and involve a high degree of risk. The Investor can bear the economic risk of its investment, including possible complete loss of such investment, for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the securities purchased hereunder. The Investor understands that the securities to be acquired hereunder have not been registered under the Securities Act, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions, and that the reliance on such exemptions is predicated upon the accuracy of the Investor’s representations and warranties in this Subscription and Exchange Agreement. The Investor is familiar with Regulation D promulgated under the Securities Act and is an “accredited investor” as defined in Rule 501(a) of such Regulation D.

(g)
Restricted Securities. The Investor understands that the Preferred Shares to be acquired hereunder are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described below. In this connection, the Investor represents that the Investor is familiar with Securities and Exchange Commission, Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(h)	Legends. The Investor understands and acknowledges that the certificates evidencing the Preferred Shares to be purchased hereunder may bear substantially the following legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(i)
The Investor was offered the Shares in the jurisdiction listed in the Investor’s permanent address set forth on the first page of this Subscription and Exchange Agreement and intends that the securities law of that jurisdiction govern the Investor’s subscription.

(j)	The Investor has not endorsed, pledged, sold, delivered, transferred or assigned the Debenture(s) and continues to be the holder thereof.

3.
Representations and Warranties of the Company. To induce the Investor to make this subscription and exchange, the Company represents and warrants that each of the following statements on the closing date relating to the sale of the Shares to the Investor will be, true and correct:

(a)
Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to execute and deliver this Subscription and Exchange Agreement and to own its properties and carry on its business as currently conducted. The Company is duly authorized to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company.

(b)	Authorization. The Company has full corporate power and authority to execute, deliver, and perform the its obligations under this Subscription and Exchange Agreement.
(c)
Enforceability. This Subscription and Exchange Agreement has been duly executed and delivered by the Company, and, upon its execution by the Investor, shall constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

(d)
No Violations. The execution, delivery and performance of this Subscription and Exchange Agreement by the Company do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material instrument or agreement to which the Company is a party or by which the Company or the Company’s properties may be bound or affected.

(e)
Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with the Subscription and Exchange Agreement have been duly authorized by all necessary corporate action on the part of the Company. Assuming (i) due authorization, execution and delivery to the Company of this Subscription and Exchange Agreement by the Investor, and (ii) the cancellation of the Debenture(s), the Shares to be acquired by the Investor pursuant to this Subscription and Exchange Agreement will be duly and validly issued, fully paid and non-assessable.

4.
Cancellation of Debenture(s). Upon the Company’s acceptance of this subscription and exchange and upon the issuance of the Shares, and, in consideration of such issuance, the Debenture(s) shall be deemed to be fully satisfied and of no further force or effect. The Debenture(s) are hereby, effective as of the issuance of the Shares, deemed to be cancelled in their entirety.

5.
Waiver of Preemptive Rights. The Investor, being a party to that certain Securities Purchase Agreement, dated as of March 19, 2009 (the “Purchase Agreement”), with the Company and the other Purchasers (as defined in the Purchase Agreement), hereby waives, pursuant to Section 5.5 of the Purchase Agreement, on behalf of all Purchasers, the right of the Purchasers to participate, granted under Section 4.12 of the Purchase Agreement, in the Exchange Offering and the Private Placement.

6.
Warrant Amendment. The parties acknowledge that the Investor was issued one or more Common Stock Purchase Warrants (the “Warrants”) in connection with purchase of the Debentures. The Warrants have an Exercise Price (as defined in the Warrants) of $0.14 per share of Common Stock and a Termination Date (as defined in the Warrants) which is the five year anniversary of the Initial Exercise Date (as defined in the Warrants). In the event that the Company accepts this subscription and exchange and counter-signs this Subscription and Exchange Agreement: (i) the Exercise Price for the Warrants will be automatically amended to $0.09 per share of Common Stock; (ii) the Termination date will be automatically amended to the six year anniversary of the Initial Exercise Date; and (iii) notwithstanding anything to the contrary contained in the Warrants, the Warrants will not be exercisable until the one year anniversary of the closing of the subscription and exchange.

7.
Further Advice and Assurances. All information that the Investor has provided to the Company is correct and complete as of the date hereof, and the Investor agrees to notify the Company immediately if any representation or warranty contained in this Subscription and Exchange Agreement becomes untrue prior to the issuance of Shares to the Investor (if applicable). The Investor agrees to provide such information and execute and deliver such documents as the Company may reasonably request to verify the accuracy of the Investor’s representations and warranties herein, to comply with any law or regulation to which the Company may be subject or to make any filing or report which the Company deems necessary or advisable.

8.
Indemnity. The Investor understands that the information provided herein will be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase the Shares. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase the Shares in the Company. The Investor agrees to indemnify and hold harmless the Company and its employees, agents, members and principals from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription and Exchange Agreement or in any other document executed by the Investor in connection with the Investor’s investment in the Shares. Without limiting any other rights and remedies available to the Company, in the event that the Company determines that the Investor’s representation under Section 2(f) of this Subscription and Exchange Agreement is not true, accurate and complete as and when made, the Company may, in its sole discretion, repurchase from the Investor the Shares subscribed to by it hereby at the original purchase price for such Shares, and the Investor hereby releases the Company and its officers, directors, shareholders and agents from any claim, loss, liability or damages relating to such repurchase.

9.
Miscellaneous. This Subscription and Exchange Agreement is not assignable by the Investor without the consent of the Company. The representations and warranties made by the Investor in this Subscription and Exchange Agreement shall survive the closing of the transactions contemplated hereby and any investigation made by the Company. This Subscription and Exchange Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of laws thereof).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Subscription and Exchange Agreement on the date set forth below.

Date: __________ ___, 2010	Amount of Indebtedness for Exchange: $

Address:

INDIVIDUAL INVESTOR:	PARTNERSHIP, CORPORATION, TRUST, LIMITED LIABILITY COMPANY, CUSTODIAL ACCOUNT, OTHER INVESTOR:

(Print Name)

(Print Name of Entity)

(Sign Name)

By:
(Signature)

(Print Name and Title)
ACCEPTANCE OF SUBSCRIPTION
(to be filled out only by the Company)
The Company hereby accepts the above application for subscription for Shares and cancellation of Debentures.
UFOOD RESTAURANT GROUP, INC.

By:
Name: Charles Cocotas
Title: President
Date: __________ ___, 2010